Exhibit 99.2

                Exhibit 99.2          On November 17, 2004, WPEP distributed an aggregate of 1,999,996 shares of Common Stock to its partners.

1.	Name:	Warburg Pincus & Co.
	Address:	466 Lexington Avenue
New York, New York 10017

2.	Name:	Warburg Pincus LLC
	Address:	466 Lexington Avenue
New York, New York 10017

3.	Name:	Elizabeth H. Weatherman
c/o 466 Lexington Avenue
New York, New York 10017

Designated Filer:                  Warburg, Pincus Equity Partners, L.P.

Issuer & Ticker Symbol      American Medical Systems Holdings, Inc. (AMMD)

Period Covered by Form:    November 17, 2004

WARBURG PINCUS & CO.

By:	/s/ Scott A. Arenare	11/18/04
Name:	Scott A. Arenare	Date
Title:	Partner

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare	11/18/04
Name:	Scott A. Arenare	Date
Title:	Partner

By:	/s/ Elizabeth H. Weatherman	11/18/04
Name:	Elizabeth H. Weatherman	Date